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AMCORE Financial, Inc. and Subsidiaries
EXHIBIT 11
Statement Re Computation of Per Share Earnings



                                                               Quarter Ended June 30,            Year-to-Date Ended June 30,
(in 000's)                                                     1996              1995              1996              1995
- -------------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:
  EARNINGS
    Income applicable to common stock                            $6,457            $1,140           $12,087            $5,757
  SHARES
    Weighted average number of common shares                     14,207            14,069            14,199            14,059

    Dilutive effect of outstanding options (as
     determined by application of the treasury
     stock method)                                                  185               174               201               182
                                                               --------          --------          --------          --------
    Weighted average number of shares, as adjusted               14,392            14,243            14,400            14,241
                                                               ========          ========          ========          ========

  PRIMARY EARNINGS PER SHARE*                                    $0.449            $0.080            $0.839            $0.404
                                                               ========          ========          ========          ========

FULLY DILUTED EARNINGS PER SHARE:
  EARNINGS
    Income applicable to common stock                            $6,457            $1,140           $12,087            $5,757

  SHARES
    Weighted average number of shares, as adjusted
     per primary computation above                               14,392            14,243            14,400            14,241

    Additional dilutive effect of outstanding options
     (as determined by application of the treasury
     stock method)                                                    -                 -                 -                 -
                                                               --------          --------          --------          --------
    Weighted average number of shares, as adjusted               14,392            14,243            14,400            14,241
                                                               ========          ========          ========          ========
  FULLY DILUTED EARNINGS PER SHARE*                              $0.449            $0.080            $0.839            $0.404
                                                               ========          ========          ========          ========





* This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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